                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  / /

                               -------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                 36-0899825
                                                  (I.R.S. employer
                                            identification number)

One First National Plaza, Chicago, Illinois                60670-0126
     (Address of principal executive offices)              (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)


                               -------------------

                               COMSAT Corporation

     District of Columbia                                   52-0781863
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                       identification number)


    6560  Rock Spring Drive
     Bethesda, Maryland                                         20817
(Address of principal executive offices)                     (Zip Code)


                               Debt Securities
                          (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)    NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)    WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.


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

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of June, 1995.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,

               BY        /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President


     *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the
     Registration Statement on Form S-3 of The CIT Group Holdings, Inc. filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).


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

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       June 21, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between COMSAT Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   BY:  /s/ John R. Prendiville
                                        John R. Prendiville
                                        Vice President

                                    EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:   The First National Bank of Chicago     Call Date: 3/31/95
Address:               One First National Plaza, Suite 0460   ST-BK:   17-1630
City, State Zip:       Chicago, IL  60670-0460                         FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                                       Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                        DOLLAR AMOUNTS IN                 C400           LESS THAN -
                                                                                                       ------------      -----------
                                                                            THOUSANDS          RCFD    BIL MIL THOU
                                                                        -----------------      ----    ------------

ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1). .                               0081       2,948,128            1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . .                               0071       8,482,108            1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                              1754         167,911            2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                           1773         540,011            2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
     Agreement subsidiaries, and in IBFs:. . . . . . . . . . . .
     a. Federal Funds sold . . . . . . . . . . . . . . . . . . .                               0276       2,508,883            3.a.
     b. Securities purchased under agreements to resell. . . . .                               0277       1,422,695            3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . .        RCFD 2122 16,238,310                                   4.a.
     b. LESS: Allowance for loan and lease losses. . . . . . . .        RCFD 3123    358,207                                   4.b.
     c. LESS: Allocated transfer risk reserve. . . . . . . . . .        RCFD 3128          0                                   4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . .                               2125      15,880,103            4.d.
5.   Assets held in trading accounts . . . . . . . . . . . . . .                               3545      13,257,798            5.
6.   Premises and fixed assets (including capitalized leases). .                               2145         516,827            6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . .                               2150          13,166            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . .                               2130          10,363            8.
9.   Customers' liability to this bank on acceptances outstanding                              2155         463,961            9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . .                               2143         119,715           10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . .                               2160       1,346,941           11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . .                               2170      47,678,610           12.

- -----------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   The First National Bank of Chicago     Call Date: 3/31/95
Address:               One First National Plaza, Suite 0460   ST-BK:   17-1630
City, State Zip:       Chicago, IL  60670-0460                         FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                                       Page RC-2

SCHEDULE RC-CONTINUED
                                                                         DOLLAR AMOUNTS IN
                                                                            THOUSANDS                      BIL MIL THOU
                                                                         --------------                    ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1). . . . . . . . . . . . . . .                               RCON 2200   14,675,401       13.a.
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . .        RCON 6631  5,498,690                                13.a.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . .        RCON 6636  9,176,711                                13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . .                                    RCFN 2200     11,809,645  13.b.
        (1) Noninterest bearing. . . . . . . . . . . . . . . . .        RCFN 6631    304,669                                13.b.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . .        RCFN 6636 11,504,976                                13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased. . . . . . . . . . . . . . . . .                               RCFD 0278    2,072,830       14.a.
     b. Securities sold under agreements to repurchase . . . . .                               RCFD 0279    1,484,164       14.b.
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . .                               RCON 2840     103,138        15.a.
     b. Trading Liabilities. . . . . . . . . . . . . . . . . . .                               RCFD 3548    9,101,186       15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less . . . . . . .                               RCFD 2332    2,307,860       16.a.
     b. With original  maturity of more than one year. . . . . .                               RCFD 2333      506,476       16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases. . . . . . . . . . . . . . . . . . . . . . . . . . .                               RCFD 2910      278,108       17.
18.  Bank's liability on acceptance executed and outstanding . .                               RCFD 2920      463,961       18.
19.  Subordinated notes and debentures . . . . . . . . . . . . .                               RCFD 3200    1,225,000       19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . .                               RCFD 2930      699,375       20.
21.  Total liabilities (sum of items 13 through 20). . . . . . .                               RCFD 2948   44,727,144       21.
22.  Limited-Life preferred stock and related surplus. . . . . .                               RCFD 3282        0           22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . .                               RCFD 3838        0           23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . .                               RCFD 3230      200,858       24.
25.  Surplus (exclude all surplus related to preferred stock). .                               RCFD 3839    2,304,657       25.
26.  a. Undivided profits and capital reserves . . . . . . . . .                               RCFD 3632      447,916       26.a.
     b. Net unrealized holding gains (losses) on available-for-
        sale securities. . . . . . . . . . . . . . . . . . . . .                               RCFD 8434      [ 2,165)      26.b.
27.  Cumulative foreign currency translation adjustments . . . .                               RCFD 3284          200       27.
28.  Total equity capital (sum of items 23 through 27) . . . . .                               RCFD 3210    2,951,466       28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . .                               RCFD 3300   47,678,610       29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external                                                                      Number
                                                                                                  -------------------
                                                                                                    RCDF 6724   N/A
     auditors as of any date during 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-------------------          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (mat be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedres (excluding tax preparation work)
8 =  No external audit work

- ---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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